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                                                               November 14, 2003

                             CITISTREET FUNDS, INC.
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

I.       COVERED OFFICERS/PURPOSE OF THE CODE

         This code of ethics (the "Code") for CitiStreet Funds, Inc. (the "Company") applies to the Company's Principal Executive Officers, Principal Financial Officer and Principal Accounting Officer (the "Covered Officers," each of whom is set forth in Exhibit A) for the purpose of promoting:

         - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         - full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company;

         - compliance with applicable laws and governmental rules and regulations;

         - the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

         -        accountability for adherence to the Code.

         Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

         OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his or her position with the Company.

         Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (the "Investment Company Act") and the Investment Advisers Act of 1940 (the "Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as "affiliated persons" of the Company. The Company's

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compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.

         Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Company and CitiStreet Funds Management LLC (the "Manager") and its affiliates, of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Company or for the Manager, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Manager and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the Manager and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.

         Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the Company.

         Each Covered Officer must:

         - not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

         - not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Company; and

         - not retaliate against any other Covered Officer or any officer or employee of the Company or its advisers or other service providers for reports of potential violations of this Code or applicable law that are made in good faith.

         The following conflict of interest situations involving a Covered Officer or a member of his or her immediate family should be approved by the Chairperson of the Company's Governance Committee:

         -        service as a director on the board of any public company;

         - the receipt of any gifts in excess of $100 from any company with which the Company has current or prospective business dealings;

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         -        the receipt of any entertainment from any company with which the Company has current or prospective business dealings unless such entertainment if reasonable in cost and not so frequent as to raise any question of impropriety;

         - any ownership interest in, or any consulting or employment relationship with, any of the Company's service providers, other than CitiStreet LLC, Citigroup Inc., State Street Corporation or any of their affiliates; and

         - any direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming Company shares other than an interest arising from the Covered Officer's employment, such as employment compensation or equity ownership.

         The Chairperson of the Governance Committee shall report any such approval or disapproval to the Governance Committee at its next meeting.

III.     DISCLOSURE AND COMPLIANCE

         - Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Company.

         - Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's directors and independent accountant, and to governmental regulators and self-regulatory organizations.

IV.      REPORTING AND ACCOUNTABILITY

         Each Covered Officer must:

         - upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board of Directors of the Company (the "Board") that he has received, read and understands the Code (in the form set forth as Exhibit B);

         - annually thereafter certifies to the Board that he has complied with the requirements of the Code (in the form set forth as Exhibit B); and

         - notify the Chairperson of the Governance Committee promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

         The Governance Committee (or its Chairperson) is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this

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Code in any particular situation. However, any approvals of waivers(1) sought by a Covered Officer will be considered by the Governance Committee (or its Chairperson).

         The Company will follow these procedures in investigating and enforcing this Code:

         - the Governance Committee Chairperson will take all appropriate action to investigate (or direct an investigation of) any potential violations reported to him;

         - the Governance Committee Chairperson will report the results of the investigation to the Governance Committee;

         - if the Governance Committee determines that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Manager; or a recommendation to sanction or dismiss the Covered Officer;

         - the Committee will be responsible for granting waivers, as appropriate; and

         - any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.       OTHER POLICIES AND PROCEDURES

         This Code shall be the sole code of ethics adopted by the Company for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Company, the Manager, the Company's subadvisers, the Company's principal underwriter or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Company's and the Manager's codes of ethics under Rule 17j-1 under the Investment Company Act and the Manager's more detailed policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.      AMENDMENTS

         Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent directors.

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         (1)Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure from a provision of the code of ethics" and "implicit waiver," which must also be disclosed, as "the registrant's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer" of the registrant.

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VII.     CONFIDENTIALITY

         All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board and its counsel.

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                                    EXHIBIT A

                     Persons covered by this Code of Ethics:

                   Robert Dughi (Principal Executive Officer)
                   Paul Feinberg (Principal Executive Officer)
         William Valentine (Principal Financial and Accounting Officer)

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                                    EXHIBIT B

                             CitiStreet Funds, Inc.

                   Code of Ethics for Principal Executive and
                            Senior Financial Officers

                                  Certification

[All certifications] The undersigned hereby certifies that he/she has received and read, and understands, the Code of Ethics for Principal Executive and Senior Financial Officers of CitiStreet Funds, Inc., dated November 14, 2003 (the "Code").

[Annual certifications] The undersigned hereby certifies that he/she has complied with the Code during the period__________________.

                                          _______________________________
                                          Name
                                          Title
                                          CitiStreet Funds, Inc.

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